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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cole National Corporation on Form S-8 of our report dated May 15, 2003, appearing in the Annual Report on Form 10-K of Cole National Corporation for the year ended February 1, 2003.




/ s / Deloitte & Touche LLP
Cleveland, Ohio
June 6, 2003